Exhibit 24.2

POWER OF ATTORNEY

I, the undersigned, as a member of the board of directors of Intellia Therapeutics, Inc., hereby constitute and appoint each of Nessan Bermingham, Ph.D. and José E. Rivera, J.D., as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for me and in my name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or my substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Date:	April 24, 2016	/s/ Perry Karsen
Perry Karsen